Exhibit 107
Calculation of Filing Fee Tables
S-3
AGREE REALTY CORP
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)			$1,750,000,000.00	0.0001381	$241,675.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$1,750,000,000.00		$241,675.00
			Total Fees Previously Paid:						$0.00
			Total Fee Offsets:						$33,547.77
			Net Fee Due:						$208,127.23

Offering Note

1
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the registration statement on Form S-3 (Registration No. 333-295307), filed on April 24, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Agree Realty Corp	S-3	333-271668	10/25/2024		$33,547.77	Equity	Common Stock		$219,123,275.66
Fee Offset Sources	2	Agree Realty Corp	S-3	333-271668		10/25/2024						$33,547.77

1
The registrant previously filed a prospectus supplement, dated October 25, 2024 (the “Prior Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-271668), filed with the Securities and Exchange Commission on May 5, 2023 (the “Prior Registration Statement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,250,000,000 under its then current at-the-market program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $191,375 was paid. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $219,123,275.66 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement was terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $33,547.77 that was previously paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement.

2	See offering note 1.